Ex. 99.1

S&P Global to Acquire Kensho; Bolsters Core Capabilities in Artificial Intelligence, Natural Language Processing and Data Analytics

Acquisition will deliver Value and Efficiency to S&P Global Clients
Conference Call Scheduled for 8:30am ET March 7

New York and Cambridge, Mass., March 6, 2018 - S&P Global (NYSE: SPGI) announced today that it has signed an agreement to acquire Kensho Technologies Inc. (“Kensho”), a leading edge provider of next-generation analytics, artificial intelligence, machine learning, and data visualization systems to Wall Street’s premier global banks and investment institutions, as well as the National Security community.

The acquisition of Kensho will strengthen S&P Global’s emerging technology capabilities, enhance its ability to deliver essential, actionable insights that will transform the user experience for its clients, and accelerate efforts to improve efficiency and effectiveness of its core internal operations.

The transaction is subject to regulatory approval and other customary closing conditions. It is expected to close late in the first quarter of this year or early second quarter.

A technology company founded in Harvard Square in 2013 by Dr. Daniel Nadler, a Harvard PhD, Kensho is a leading provider of next-generation machine learning and analytics to the world's premier financial institutions as well as the National Security community. Its mission is to develop and deploy scalable artificial intelligence systems across the most critical commercial and government institutions in the world to solve some of the hardest analytical problems of our time.

A winner of multiple awards since its founding, Kensho has been named a "Technology Pioneer" by the World Economic Forum and honored as one of the most innovative technology companies-of any kind-in the world.

Kensho will continue to operate independently in Cambridge, Massachusetts and remain a distinct brand.

“We are thrilled that Kensho will become part of S&P Global as its new class of analytical tools will help us accelerate transformation across our entire company,” says Douglas Peterson, S&P Global President and CEO. “In just a short amount of time, Kensho’s intuitive platforms, sophisticated algorithms, and machine learning capabilities have established a wide following throughout Wall Street and the technology world. Via this acquisition, S&P Global is demonstrating a strong commitment to not just participating in the fintech evolution, but leading it.”

“The additional resources of S&P Global, one of the world’s cornerstone data companies, will accelerate Kensho’s research and development of advanced artificial intelligence technologies for both Wall Street and the National Security mission. Kensho has assembled one of the most elite artificial intelligence teams in the world, drawing from the scientific community’s leading global research universities,” says Dr. Daniel Nadler, Founder and CEO of Kensho. “Combining our unique and industry-leading expertise in machine learning with S&P Global’s deep data sets, global-scale analytics platforms, essential benchmarks, illustrious reputation, and strong leadership

55 Water Street
New York, NY 10041
www.spglobal.com

Ex. 99.1

team will allow Kensho to expand and innovate faster, further and in new ways. Lastly, this deal values Kensho at a premium to its most recent funding round.”

Dr. Nadler will report to Ewout Steenbergen, Chief Financial Officer at S&P Global, given Mr. Steenbergen’s enterprise-wide responsibility for Strategy and Digital Infrastructure.

“Today’s announcement is an important step forward for our Company as we strongly believe that new technologies like artificial intelligence and natural language processing will revolutionize our industry in the future,” says Ewout Steenbergen, Chief Financial Officer at S&P Global. “Kensho's capabilities are critical for S&P Global to be at the forefront of the technology transformation taking place within the financial markets and it will accelerate multiple commercial and efficiency opportunities. S&P Global's strategy is focused on strengthening our technology capabilities across the enterprise.”

In 2017, S&P Global launched a Fintech Venture Investment program and successfully invested in several fintech companies including Algomi - a London-based fintech company, Ursa Space Systems - an alternative data technology company, and Kensho. In February of this year, S&P Global announced its intention to acquire Panjiva, a fintech company that leverages unique technology capabilities to drive insight from a large, unstructured dataset covering the global supply chain.

Key Terms
S&P Global will acquire Kensho for approximately $550m, net of cash acquired, in a mix of cash and stock.

As a result of this acquisition, S&P Global is reducing its 2018 GAAP diluted EPS guidance by approximately twenty cents to a range of $7.95 - $8.10 and we are not changing our 2018 adjusted diluted EPS guidance of $8.45 to $8.60. Adjusted diluted EPS excludes amortization of intangibles related to the acquisition, post-acquisition compensation for replacement equity awards and retention plans, and anticipated integration costs. A reconciliation of this non-GAAP financial measure to the comparable financial measure calculated in accordance with GAAP is provided on Exhibit 1.

About S&P Global
S&P Global is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The Company’s divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices and S&P Global Platts. S&P Global has approximately 20,000 employees in 31 countries. For more information visit: www.spglobal.com.

About Kensho Technologies Inc.
Kensho is an award-winning machine intelligence company founded out of Harvard University in 2013. Kensho's early team members came from veteran roles at Google, as well as from academia. Kensho applies AI for real-world impact across government and commercial institutions around the world.
For more information, visit www.kensho.com.

Conference Call Scheduled for 8:30am ET Tomorrow (March 7, 2018)
Douglas Peterson and Ewout Steenbergen from S&P Global and Daniel Nadler, founder and CEO of Kensho, will hold a joint conference call tomorrow, March 7, at 8:30 a.m. ET. Additional information presented on the conference call may be made available on the Company’s Investor Relations Website at http://investor.spglobal.com.

The Webcast will be available live and in replay at http://investor.spglobal.com/CustomPage/Index?KeyGenPage=1073751596&event=1073750121. (Please copy and paste URL into Web browser.)

Telephone access is available.  U.S. participants may call (888) 391-6568; international participants may call +1 (415) 228-4733 (long distance charges will apply).  The passcode is “S&P Global” and the conference leader is Douglas Peterson.

55 Water Street
New York, NY 10041
www.spglobal.com

Ex. 99.1

A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until April 7, 2018.  U.S. participants may call (888) 566-0043; international participants may call +1 (402) 998-1629 (long distance charges will apply).  No passcode is required.

Forward-Looking Statements
This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this report and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; and the Company’s cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•
the impact of the acquisition of Kensho, including the impact on the Company’s results of operations; any failure to successfully integrate Kensho into the Company’s operations; and any failure to attract and retain key employees;

•
the risk that the acquisition will not be consummated, including with respect to the Company’s ability to obtain the requisite regulatory approvals and to satisfy the other conditions to complete the acquisition of Kensho; the risk of litigation, unexpected costs, charges or expenses relating to the acquisition;

•
worldwide economic, political and regulatory conditions, including conditions that may result from legislative, regulatory and policy changes associated with the current U.S. administration or the United Kingdom’s withdrawal from the European Union;

•
the rapidly evolving regulatory environment, in Europe, the United States and elsewhere, affecting Ratings, Commodities, Market Intelligence, and Indices, including new and amended regulations and the Company’s compliance therewith;

•	our ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;

•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;

•
the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances, as well as the demand and market for credit ratings in and across the sectors and geographies where the Company operates;

•	concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings;

•	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;

•	consolidation in the Company’s end-customer markets;

•	the impact of customer cost-cutting pressures, including in the financial services industry and commodities markets;

•	a decline in the demand for credit risk management tools by financial institutions;

•	the level of merger and acquisition activity in the United States and abroad;

•	the volatility of the energy marketplace and the health of the commodities markets;

•	our ability to attract, incentivize and retain key employees;

•
our ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom’s departure on our credit rating activities and other European and United Kingdom offerings;

•
the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for unauthorized access to our systems or a system

55 Water Street
New York, NY 10041
www.spglobal.com

Ex. 99.1

or network disruption that results in improper disclosure of confidential information or data, regulatory penalties and remedial costs;

•
the Company’s ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	changes in applicable tax or accounting requirements, including the impact of recent tax reform in the U.S.;

•	the level of the Company’s future cash flows and capital investments;

•	the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates; and

•
the Company’s exposure to potential criminal sanctions or civil penalties if it fails to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1a, Risk Factors, in the Company’s Annual Report on Form 10-K.

Investor Relations:  http://investor.spglobal.com

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Contact:

News Media:
David Guarino
VP, External Communications
(212) 438-1471 (office)
dave.guarino@spglobal.com

Investor Relations:
Chip Merritt
Vice President, Investor Relations
(212) 438-4321 (office)
chip.merritt@spglobal.com

55 Water Street
New York, NY 10041
www.spglobal.com

Ex. 99.1

Exhibit 1

S&P Global
Non-GAAP Financial Information

Reconciliation of 2018 Non-GAAP Guidance

(unaudited)
	Low	High
GAAP Diluted EPS	$7.95	$8.10
Deal-Related Amortization	0.40	0.40
Compensation for replacement equity awards and retention plans	0.09	0.09
Integration costs	0.01	0.01
Non-GAAP Diluted EPS	$8.45	$8.60

55 Water Street
New York, NY 10041
www.spglobal.com